                                                                      EXHIBIT 11

                                  EXHIBIT 11

                  AVERY DENNISON CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF NET INCOME PER SHARE AMOUNTS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                            1997             1996            1995
                                                                    --------------------------------------------------
(A)  Weighted average number of common shares outstanding........          103.1           105.0           106.5
     Additional common shares issuable under employee stock
       options using the treasury stock method...................            3.0             2.6             2.0
                                                                          ------          ------           -----
(B)  Weighted average number of common shares outstanding
       assuming the exercise of stock options....................          106.1           107.6           108.5
                                                                          ======          ======          ======

(C)  Net income available to common stockholders.................         $204.8          $175.9          $143.7
                                                                          ======          ======          ======

Net income per share (C)/(A).....................................          $1.99           $1.68           $1.35
                                                                          ======          ======          ======

Net income per share, assuming dilution (C)/(B)..................          $1.93           $1.63           $1.32
                                                                          ======          ======          ======

Note: The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" in the fourth quarter of 1997. All prior year net income per share data has been restated in accordance with the new standard.